UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2022, BridgeBio Pharma, Inc. (the “Company”) reported recent business updates and its financial results for the third quarter ended September 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Recent Developments

Updated 12-Month Data from the Phase 2 Study for BBP-418 in Patients with Limb-Girdle Muscular Dystrophy Type 2i (LGMD2i)

On October 14, 2022, the Company shared updated positive data from the Phase 2 study of BBP-418 in patients with limb-girdle muscular dystrophy type 2i. These updated Phase 2 results were presented in an oral presentation at the 27th International Hybrid Annual Congress of the World Muscle Society. The open-label, dose-ascending Phase 2 trial enrolled 14 participants, including both ambulatory and non-ambulatory patients with LGMD2i, across three cohorts. Based on the data after 12 months of treatment, the Company observed:

•	Increased glycosylation of alpha-dystroglycan (“αDG”) in all dose cohorts, with an average increase in αDG ratio of +0.21 at day 90

•	Greater than 75% reduction in creatine kinase, a key marker of muscle breakdown, sustained over 12 months

•	Improvements from baseline in the north star assessment for dysferlinopathy (0.95) and 10-meter walk test (10MWT) velocity (0.09 m/s) at 12 months

•	No treatment-related serious adverse events or dose limiting toxicities reported with 12 months of treatment

The Company has engaged with regulatory health bodies to align on a Phase 3 trial design and intends to initiate a Phase 3 clinical trial in the first half of 2023.

Updated Interim Data from the Phase 2 Study of Low-dose Infigratinib in Patients with Achondroplasia

On July 26, 2022, the Company shared positive interim results from available data in Cohort 4 from a Phase 2 trial of low-dose infigratinib in patients with achondroplasia, which demonstrated an increase in annualized height velocity (“AHV”) of 1.52 cm/year in children 5 years of age and older. Given infigratinib’s profile to date, and after discussions with regulators, the Company has begun dosing children in Cohort 5; that cohort is now enrolled with no serious adverse events and no adverse events that required dose modifications reported to date.

The Company expects to report an update on Cohort 5 AHV in the first half of 2023, followed by the initiation of a pivotal Phase 3 trial.

Forward Looking Statements

Statements contained under this Item 8.01 regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the Company’s intentions for the Phase 3 clinical trial for BBP-418; and the Company’s expectations regarding the timeline for additional Phase 2 data and plans to initiate a pivotal Phase 3 trial for infigratinib in patients with achondroplasia.

Any forward-looking statements are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, the success of our product candidates to treat genetically driven diseases and cancers with clear genetic drivers, the continuing success of our collaboration with Amgen and other third parties, our ability to enter into future collaboration agreements, potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and clinical trials, supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy. These risks, uncertainties, and other factors include those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on the Company’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 3, 2022, furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: November 3, 2022	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer